                           CERTIFICATE OF APPROVAL
                              ATTORNEY GENERAL

     Pursuant to provisions of the Iowa Code, the undersigned approves the Articles of Amendment (adopted December 31, 1997) to the Articles of Incorporation for Continental Western Life Insurance Company and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.

                                       THOMAS J. MILLER
                                       Attorney General of Iowa


12-31-97                              /s/ Scott M. Galenbeck
--------                              -----------------------
Date                            By:   SCOTT M. GALENBECK
                                      Assistant Attorney General




                           CERTIFICATE OF APPROVAL
                          COMMISSIONER OF INSURANCE

     Pursuant to provisions of the Iowa Code, the undersigned approves the Articles of Amendment (adopted December 31, 1997) to the Articles of Incorporation for Continental Western Life Insurance Company.

                                       THERESE M. VAUGHAN
                                       Commissioner of Insurance


12-31-97                              /s/ Robert L. Howe
--------                              -----------------------
Date                            By:   ROBERT L. HOWE
                                      Deputy Commissioner of Insurance

                                ARTICLES OF AMENDMENT
                                        0F
                   CONTINENTAL WESTERN LIFE INSURANCE COMPANY


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation's Articles of Incorporation.

1.  The name of the corporation is Continental Western Life Insurance Company.

2. The text of the amendment to the Articles of Incorporation affected hereby is as follows:

    Article I of the Articles of Incorporation is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:


                                    ARTICLE I

                           NAME AND ADDRESS OF COMPANY
                           ---------------------------

         The name of the Corporation is EquiTrust Life Insurance Company and its principal place of business is 5400 University Avenue, West Des Moines, Iowa 50266.

    ARTICLE IX of the Articles of Incorporation is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:


                                   ARTICLE IX

                      REGISTERED OFFICE AND REGISTERED AGENT
                      --------------------------------------

         The address of the registered office of the Corporation is 5400 University Avenue, West Des Moines, Iowa 50266, and the name of its registered agent at such address is Stephen M. Morain, General Counsel.

3.  The date of adoption of this amendment was December 31, 1997.

4. The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:


                                            VOTES                VOTES
        DESIGNATION         SHARES         ENTITLED           REPRESENTED
         OF GROUP         OUTSTANDING     TO BE CAST          AT MEETING
       ------------      ------------    -----------          -----------
       Common Stock         2,000           2,000                2,000


5.  The total number of votes cast for and against the amendment was as follows:

                             VOTES           VOTES
                              FOR           AGAINST
                             -----          -------
                             2,000             0

6.  The number of votes cast for the amendment was sufficient for approval.

7. The effective date and time of this document is the 31st day of December, 1997 at 11:30 a.m.


                                       CONTINENTAL WESTERN LIFE
                                         INSURANCE COMPANY



Dated: December 31, 1997               By: /s/ Richard D. Harris
                                          --------------------------------
                                          Richard D. Harris, Senior Vice
                                          President and Secretary-Treasurer

------------------------------------------------------------------------------


                                  STATE OF IOWA

                                INSURANCE DIVISION

                             CERTIFICATE OF SIMILARITY



     I, THERESE M. VAUGHAN, COMMISSIONER OF INSURANCE DO HEREBY CERTIFY THAT I AM THE OFFICIAL CHARGED WITH THE GENERAL CONTROL, SUPERVISION AND DIRECTION OF ALL INSURANCE BUSINESS TRANSACTED IN THE STATE OF IOWA, AND CHARGED WITH THE EXECUTION OF THE LAWS RELATING TO INSURANCE IN SAID JURISDICTION. AS SUCH OFFICIAL, I AM CUSTODIAN OF THE RECORDS PERTAINING TO THE INSURANCE DIVISION OF IOWA. I FURTHER CERTIFY THAT THE ATTACHED INSTRUMENT IS A TRUE AND CORRECT COPY OF THE

              AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                 CONTINENTAL WESTERN LIFE INSURANCE COMPANY
                            FILED OCTOBER 3, 1994


AS THE SAME APPEARS OF RECORD IN THIS DIVISION.





                                                  IN WITNESS WHEREOF, I HAVE
                                              HEREUNTO SET MY HAND AND CAUSED
                                              MY OFFICIAL SEAL TO BE AFFIXED
                                              AT THE CITY OF DES MOINES THIS
                                              24TH DAY OF NOVEMBER, A.D. 1997.


                                                /s/ THERESE M. VAUGHAN
                                              --------------------------------
                                                  COMMISSIONER OF INSURANCE


------------------------------------------------------------------------------

                  AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                        OF
                     CONTINENTAL WESTERN LIFE INSURANCE COMPANY


                                     Article I


                             NAME AND ADDRESS OF COMPANY
                             ----------------------------

The name of the Corporation is Continental Western Life Insurance Company and its principal place of business is Continental Plaza, 1601 - 74th Street, West Des Moines, Iowa 50265.


                                     Article II

                                      DURATION
                                      --------

The period of its duration is perpetual.


                                     Article III

                                      PURPOSE
                                      -------

The purpose for which this Corporation is organized is to engage in any lawful activity within the purposes for which insurance corporations may be organized under the provisions of Chapters 490 and 508 and any predecessor statutes of the Iowa Code.


                                    Article IV

                                  CAPITALIZATION
                                  --------------

The aggregate number of shares which the Corporation has authority to issue is 2,500, par value $1,500 per share.



                                   Article V

                                   DIRECTORS
                                   ---------

The governing body of the Corporation is the Board of Directors, elected annually by the shareholders. The number of Directors is required to be at least five, the maximum to be fixed by the By-laws. The Directors need not own shares of the Corporation. Their terms and the manner of their election shall be as provided in the By-laws. The Board of Directors may make and amend the By-laws of the Corporation.



                                    Article VI

                                    STOCK PLAN
                                    ----------

The Corporation shall operate on the Stock Plan.

                                   Article VII

                                    INDEMNITY
                                    ---------

Any Director, Officer or Employee of the Corporation who is made a party to any civil or criminal action by reason of his position with the Corporation may be indemnified by the Corporation to the extent permitted by law.



                                   Article VIII

                                   FISCAL YEAR
                                   -----------

The Corporation's fiscal year shall begin on January 1 of each year and end on December 31 of each year.



                                    Article IX

                      REGISTERED OFFICE AND REGISTERED AGENT
                      --------------------------------------

The address of the registered office of the Corporation is Continental Plaza, 1601 - 74th Street, West Des Moines, Iowa, 50265, and the name of its registered agent at such address is Valerie Davenport.



                                    Article X

                                    AMENDMENT
                                    ---------

These Articles may be amended at any meeting of shareholders by the affirmative note of a majority of the shareholders present, in person or by proxy.

These restated Articles of Incorporation were approved to be effective August 21, 1994 by the shareholders of Continental Western Life Insurance Company on August 21, 1994, and supersede the Corporation's Original Articles of Incorporation and all amendments thereto.


IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation are executed on behalf of Continental Western Life Insurance Company.

Dated this 21st day of August, 1994.


                                           By:  /s/   Ken L. Evason
                                              --------------------------------
                                              Ken L. Evason, President


                                           By:  /s/   Guy R. Montag
                                              --------------------------------
                                              Guy R. Montag, Secretary